Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

XILIO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Equity	Common stock, par value $0.0001 per share	Other	32,000,000	$0.841	(2)	$26,912,000	0.00013810	$3,716.55
Total Offering Amounts							$26,912,000		$3,716.55
Total Fee Offsets									$—
Net Fee Due									$3,716.55

1.

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on an assumed exercise price of $0.841 per share for the 32,000,000 shares issuable under the 2025 Stock Incentive Plan.